As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-
________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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L. B. FOSTER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1324733
(State of incorporation)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

_________________

L. B. FOSTER COMPANY
2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
__________________

Joseph S. Cancilla, Esq.
Vice President, General Counsel and Secretary
L. B. Foster Company
415 Holiday Drive
Pittsburgh, Pennsylvania 15220
(Name and address of agent for service)

(412) 928-7866
(Telephone number, including area code, of agent for service)
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

[   ] Large accelerated filer
[X] Accelerated filer
[   ] Non-accelerated filer (Do not check if a smaller reporting company)
[   ] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.01 par value (including associated preferred stock purchase rights)	400,000	$28.24	$11,296,000	$1,295

(1)           An aggregate of 900,000 shares of common stock, par value $0.01 per share, of L.B. Foster Company ("Common Stock") may be offered or issued pursuant to the L.B. Foster Company 2006 Omnibus Incentive Plan (the "Plan"), 500,000 of which were previously registered on Form S-8 (File No. 333-135002), and 400,000 of which are registered on this Form S-8.
(2)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)           Pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Common Stock on the Nasdaq Stock Market on March 12, 2012.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

This Registration Statement is being filed to register an additional 400,000 shares of Common Stock, $.01 par value per share (the “Common Stock”), of L.B. Foster Company as a result of an increase in the number of shares of Common Stock issuable under the L.B. Foster Company 2006 Omnibus Incentive Plan (the “Plan”).  Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-135002), filed by L.B. Foster Company with the Securities and Exchange Commission, with respect to securities offered pursuant to the Plan, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

EXHIBIT NO.                                           DESCRIPTION

5.1	Opinion of Buchanan Ingersoll & Rooney PC
10.1	2006 Omnibus Incentive Plan, as amended, filed as Exhibit A to Proxy Statement for the May 18, 2011 annual meeting of shareholders and incorporated herein by reference.
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Buchanan Ingersoll & Rooney PC (Included in Exhibit 5.1)
24.1	Power of Attorney (Included in Signature Page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 15th day of March, 2012.

L. B. FOSTER COMPANY

By:	/s/ David J. Russo
David J. Russo
Senior Vice President

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each of the undersigned directors and officers of L.B. Foster Company, a Pennsylvania corporation, do hereby constitute and appoint Robert P. Bauer, David J. Russo and Joseph S. Cancilla, or any one of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

____________________

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert P. Bauer	President, Chief Executive Officer and Director	March 15, 2012
Robert P. Bauer	(Principal Executive Officer)

/s/ Lee B. Foster II	Director	March 15, 2012
Lee B. Foster II

/s/ G. Thomas McKane	Director	March 15, 2012
G. Thomas McKane

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/s/ Peter McIlroy II	Director	March 15, 2012
Peter McIlroy II

/s/ Diane B. Owen	Director	March 15, 2012
Diane B. Owen

/s/ William H. Rackoff	Director	March 15, 2012
William H. Rackoff

/s/ Suzanne B. Rowland	Director	March 15, 2012
Suzanne B. Rowland

/s/ David J. Russo	Senior Vice President, Chief Financial and Accounting Officer	March 15, 2012
(David J. Russo)	(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION

5.1	Opinion of Buchanan Ingersoll & Rooney PC
10.1	2006 Omnibus Incentive Plan, as amended, filed as Exhibit A to Proxy Statement for the May 18, 2011 annual meeting of shareholders and incorporated herein by reference.
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Buchanan Ingersoll & Rooney PC (Included in Exhibit 5.1)
24.1	Power of Attorney (Included in Signature Page)